Exhibit 5.1

                  [LETTERHEAD OF HARTER, SECREST & EMERY LLP]

                                  May 15, 2001

Ultralife Batteries, Inc.
2000 Technology Parkway
Newark, New York 14513

      Re:   Ultralife Batteries, Inc.
            Registration Statement on Form S-8

Gentlemen:

      You have requested our opinion in connection with your Registration Statement on Form S-8, filed under the Securities Act of 1933, as amended (the "Registration Statement"), with the Securities and Exchange Commission in respect of the proposed issuance by Ultralife Batteries, Inc. (the "Company") of up to 500,000 shares of Common Stock, par value $.10 per share, of the Company pursuant to the Company's 2000 Stock Option Plan.

      We have examined the following corporate records and proceedings of the Company in connection with the preparation of this opinion: its Certificate of Incorporation as amended and restated to date; its By-laws as currently in force and effect; its minute books, containing minutes and records of other proceedings of its stockholders and its Board of Directors from the date of incorporation to the date hereof; the Registration Statement and the related exhibits thereto; applicable provisions of laws of the State of Delaware; and such other documents and matters as we have deemed necessary.

      In rendering this opinion, we have made such examination of laws as we have deemed relevant for the purposes hereof. As to various questions of fact material to this opinion, we have relied upon representations and/or certificate of officers of the Company, certificates and documents issued by public official and authorities, and information received from searchers of public records.

      Based upon and in reliance on the foregoing, we are of the opinion that:

      1. The Company is validly existing under the laws of the State of Delaware as of May 11, 2001.

Ultralife Batteries, Inc.
May 15, 2001
Page 2

      2. The Company has the authority to issue an aggregate of 500,000 shares of Common Stock upon the effectiveness of the Registration Statement.

      3. The shares of Common Stock to be sold by the Company upon the effectiveness of the Registration Statement will, when sold and paid for as described in the Registration Statement, be validly authorized, legally issued and outstanding, and full paid and non-assessable.

      We hereby consent to being named in the Registration Statement as attorneys who will, for the Company, pass upon the validity of the issuance of shares of Common Stock offered thereby, and we hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                                          Very truly yours,

                                                     HARTER, SECREST & EMERY LLP